UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013 (September 25, 2013)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-54309	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1810 E. Sahara Ave. Suite 111 Las Vegas, NV	89104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362 Ext. 205

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2013 the registrant’s Board of Directors appointed Paul D. Parisi to serve as the registrant’s Vice President of Innovation commencing on September 30, 2013. As the registrant’s Vice President of Innovation, Mr. Parisi is responsible for overseeing the registrant’s strategic development efforts to launch innovative products. This position is presently a part-time position.

There are no arrangements or understandings between Mr. Parisi and any other persons pursuant to which he was appointed the registrant’s Vice President of Innovation. There is no family relationship between Mr. Parisi and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the registrant. The registrant has not entered into any transactions with Mr. Parisi that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Mr. Parisi, age 49, is technology entrepreneur with over 25 years experience serving in Chief Technology Officer/Chief Architect positions. From July 2010 to March 2013, Mr. Parisi served as the Chief Technology Officer of Cloud Industries Health, Inc., a social network for parents of chronically ill children and medical professionals. From January 2010 to October 2010, Mr. Parisi served as the Chief Technology Officer of LocalGinger, LLC, a Groupon like service with a geolocation and mobile platform. From August 2009 to September 2010, Mr. Parisi served as Chief Technology Officer of Slant7, LLC, a location-based business to consumer marketing message company. From August 2006 to August 2009, Mr. Parisi served as Chief Technology Officer of DNSstuff, LLC, a computer software company.

In exchange for serving as the registrant’s Vice President of Innovation, pursuant to a written agreement, a copy of which is attached as Exhibit 10.1, Mr. Parisi shall receive as compensation, among other things, a base salary of $70,000 per year, along with quarterly performance based bonus compensation and an option to purchase up to 150,000 shares of the registrant’s common stock at the strike price of $1.11 per share. The options vest in two tranches as follows: 75,000 shares vest over a period of four years following the commencement of part-time employment (the “Initial Option Shares”) and 75,000 shares vest over the four years following the commencement of  full time employment (the “Second Option Shares”), if that event occurs.  25% of the Initial Option Shares will vest on the first anniversary of the date of the start of part-time employment and the remaining 75% of the Initial Option Shares vest on a monthly basis thereafter. 25% of the Second Option Shares vest on the first anniversary of the date of the start of full time employment and the remaining 75% of the Second Option Shares vest on a monthly basis thereafter.  All of the options expire on September 24, 2023, subject to earlier expiration in certain circumstances. The option grant was made pursuant to the registrant’s 2010 Employee Stock Plan and subject to the terms of the Plan’s standard stock option agreement.

Item 7.01 Regulation FD Disclosure

On September 30, 2013 the registrant issued a press release reporting that it has appointed Paul Parisi to serve as the registrant’s Vice President of Innovation. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

10.1

Employment Agreement – Paul Parisi

99.1

Press Release dated September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:

/s/ Jonathan M. Strimling

Jonathan M. Strimling,

Chief Executive Officer

Dated: September 30, 2013